UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Form 8-K/A amends the Current Report on Form 8-K filed by Symmetry Medical Inc. (the “Company”) on January 10, 2008 which reported that two new directors were appointed to the Company’s Board of Directors.  Neither of the new directors was appointed to committees at such time.  This Amendment No. 1 on Form 8-K/A is being filed to disclose the committees of the Board to which the two new directors have now been named, as required pursuant to Instruction 2 to Item 5.02 of Form 8-K.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on January 4, 2008, the Company’s Board of Directors appointed John S. Krelle and Craig B. Reynolds to its Board of Directors.  On May 23, 2008, the Company’s Board appointed Mr. Krelle to the Board’s Compensation and Organizational Committee on which he will serve as Chairman and to the Governance and Nominating Committee.  Mr. Reynolds has been appointed to the Board’s Finance and Systems Committee on which he will serve as Chairman and as a member of the Governance and Nominating Committee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: May 30, 2008	Name:	Fred L. Hite
	Title:	Chief Financial Officer